Exhibit 99.2

THE ROYAL BANK OF SCOTLAND PLC

600 Washington Blvd.

Stamford, Connecticut 06901

February 27, 2013

Reverse Mortgage Solutions, Inc.

1727 Spring Creek Drive

Spring, Texas 77373

Attention: Michael Kent

Re:	Pricing Side Letter

Ladies and Gentlemen:

Reference is hereby made to, and this side letter is hereby incorporated by reference into, the Master Repurchase Agreement, dated as of February 27, 2013 (as amended, supplemented and otherwise modified from time to time, the “Agreement”), between The Royal Bank of Scotland plc, as buyer (“Buyer”) and Reverse Mortgage Solutions, Inc., as seller (“Seller”). As of the Effective Date (subject to satisfaction of the Conditions Precedent referenced below), this Pricing Side Letter shall supersede all previous Pricing Side Letters and amendments entered into between Buyer and Seller in all respects except with respect to Purchased Loans that are subject to Transactions that are outstanding as of the Effective Date, with respect to which the pricing terms and applicable fees set forth in the Pricing Side Letter that is in effect just prior to the Effective Date shall control until such Purchased Loans are repurchased and such Transactions are terminated in accordance with the terms of the Agreement and such Pricing Side Letter. Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

Effective Date:	February 27, 2013

Maturity Date:	February 26, 2014

Applicable Margin:	As set forth on the attached Exhibit A.

Applicable Percentage:	As set forth on the attached Exhibit A. The Applicable Percentage of any Loan that is not an Eligible Loan shall be [ ]%.

Maximum Aggregate Purchase Price:	As set forth on the attached Exhibit C.

Committed Amount:	As set forth on the attached Exhibit C.

Uncommitted Amount:	As set forth on the attached Exhibit C.

Non-Utilization Fee:	A fee in an amount equal to the product of (i) [ ] ([ ]) basis points ([ ]%), times (ii) the Maximum Aggregate Purchase Price, times (iii) 1 minus the Utilization Percentage. The Non-Utilization Fee shall be payable, if at all, on a quarterly basis on each of the Repurchase Dates in June 2013 and September 2013 and the Termination Date, as more particularly described in Section 4(e) of the Agreement.

Utilization Threshold:	[ ]%.

Additional Eligible Loan Criteria:

A Loan will not be an Eligible Loan if:

(1)     if such Loan was originated more than sixty (60) days prior to the initial Purchase Date of such Loan;

(2)     if such Loan is subject to a Transaction for more than the applicable Permitted Number of Days Subject to a Transaction, as described on Exhibit A

(3)     if such Loan is a Wet Loan and is subject to a Transaction for more than seven (7) calendar days;

(4)     if such Loan is in default;

(5)     if such Loan is not subject to a valid and binding Takeout Commitment;

(6)     if the Stated Principal Balance of such Loan exceeds [    ]% of the Maximum Claim Amount with respect to such Loan;

(7)     if any portion of such Loan that constitutes a Principal Advance or a Servicing Advance made thereon on or after the related Purchase Date is owned by a Person other than Seller, or is subject to another financing facility, or is otherwise not subject to the same Transaction hereunder to which such Purchased Loan is subject;

(8)     if such the Purchase Price of such Loan causes the applicable Permitted Sublimit as described on Exhibit B to be exceeded; or

(9)     if such Loan was subject to or otherwise served as collateral under a Seller Financing Facility prior to the Purchase Date for such Loan and such Loan is not a Dry Loan.

Minimum Adjusted Tangible Net Worth:	$35,000,000

Maximum Leverage Ratio:	12:1

Minimum Liquidity Amount:	$12,000,000

Fees and Expenses:	Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Pricing Side Letter (including all reasonable fees and out of pocket costs and expenses of Buyer’s legal counsel) in accordance with Section 23 of the Agreement.

Conditions Precedent:	This side letter shall become effective on the Effective Date, provided that Buyer shall have received this Pricing Side Letter delivered by a duly authorized officer of Seller and such other documents as Buyer or counsel to Buyer may reasonably request.

Representations and Warranties:	Seller hereby represents to Buyer that as of the Effective Date, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

Governing Law:	THIS SIDE LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

Counterparts:	This side letter may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties agree that this side letter, any documents to be delivered pursuant to this side letter and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

REVERSE MORTGAGE SOLUTIONS, INC., as Seller

By:	/s/ Jennetta Brown
Name:	Jennetta Brown
Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC, as Buyer and Agent, as applicable

By: RBS Securities, Inc., its agent

By:	/s/ Regina Abayev
Name:	Regina Abayev
Title:	Director

Signature Page to Pricing Side Letter - RBS-RMS

EXHIBIT A

LOAN PRICING

Loan Type	Applicable Margin		Permitted Number of Days Subject to a Transaction (whether or not consecutive)	Applicable Percentage
Loans	[ ]	%	< [ ] days	[ ]	%
			[ ] days (inclusive)	[ ]	%
			[ ] days	[ ]	%

EXHIBIT B

PERMITTED SUBLIMITS

* Unless otherwise indicated below, Percentages are calculated against the aggregate outstanding Purchase Price of all Purchased Loans that are then subject to outstanding Transactions at the time of calculation.

**Loans may qualify for more than one Sublimit

Eligible Loans	[ ]% (subject to the specific sublimits set forth below)

Seasoned 31-45 Loans	[ ]%

Seasoned 46-60 Loans	[ ]%

Wet Loans	Greater of (i) [ ]% and (ii) $[ ]

EXHIBIT C

FACILITY SIZE

Maximum Aggregate Purchase Price	The Committed Amount, plus, in the sole discretion of Buyer, the Uncommitted Amount.

Committed Amount	$0

Uncommitted Amount	$100,000,000.